UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2021

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13601 Via Varra	80020
Broomfield, Colorado
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (303)848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Due 2029

Overview

On March 12, 2021, Crocs, Inc., a Delaware corporation (the “Company”), completed the issuance and sale of $350 million aggregate principal amount of 4.250% Senior Notes due 2029 (the “Notes”), as contemplated by the Purchase Agreement, dated March 9, 2021 (the “Purchase Agreement”), by and among the Company, Citigroup Global Markets Inc., as representative of the several initial purchasers listed therein (the “Initial Purchasers”), and the guarantors party thereto.

The Notes were issued and sold to the Initial Purchasers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A (and outside the United States to non-U.S. persons in reliance on Regulation S) under the Securities Act. The Notes and related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any state or other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the guarantors party thereto. Under the terms of the Purchase Agreement, the Company and the guarantors party thereto have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

Indenture

On March 12, 2021, the Company entered into an Indenture (the “Indenture”) with the guarantors party thereto from time to time and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance of the Notes.

Interest and Maturity

The Notes accrue interest at a rate of 4.250% per annum and will mature on March 15, 2029.

Guarantees

The Notes are guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s wholly-owned restricted subsidiaries that is a borrower or guarantor under the Second Amended and Restated Credit Agreement, dated July 26, 2019, by and among the Company, Crocs Retail, LLC, Jibbitz, LLC, Colorado Footwear C.V., Crocs Europe B.V., the guarantors party thereto, the lenders and issuing banks from time to time party thereto and PNC Bank, National Association, as administrative agent and collateral agent (as amended and/or restated from time to time, the “Credit Agreement”), and will be guaranteed by each of the Company’s future wholly-owned restricted subsidiaries that is a guarantor under any syndicated credit facility or capital markets debt of the Company or any guarantor in an aggregate principal amount in excess of a certain amount.

Ranking

The Notes are:

•	general unsecured obligations of the Company;

•	pari passu in right of payment with all of the Company’s existing and future senior debt, including the Credit Agreement;
•	senior in right of payment to any of the Company’s future debt that is, by its terms, expressly subordinated in right of payment to the Notes;
•	structurally subordinated to all liabilities of the Company’s subsidiaries that are not Guarantors;
•	effectively subordinated to all of the Company’s existing and future secured debt, including the Credit Agreement, to the extent of the value of the assets securing such debt; and
•	unconditionally guaranteed by each of the Company’s restricted subsidiaries that is a borrower or a guarantor under the Credit Agreement and by each of the Company’s other wholly-owned restricted subsidiaries that guarantees any debt of the Company or any guarantor under any syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $25.0 million.

Optional Redemption

The Company will have the option to redeem all or any portion of the Notes, at once or over time, at any time on or after March 15, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Company will also have the option to redeem some or all of the Notes at any time before March 15, 2024 at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time before March 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 104.250% of the principal amount of the Notes with the proceeds from certain equity issuances, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control

If the Company experiences specific change of control events, including certain ratings downgrade events, the Company may be required to offer to purchase the Notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. If holders of not less than 90% of the principal amount of the outstanding Notes accept a change of control offer, the Company will have the right to redeem all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. The ability of the Company to purchase the Notes upon a change of control may be limited by the terms of the Credit Agreement.

Asset Sales

If the Company sells certain assets, under certain circumstances the Company may be required to offer to purchase the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to:

•	incur additional debt or issue certain preferred stock;

•	pay dividends or repurchase or redeem capital stock or make other restricted payments;

•	declare or pay dividends or other payments;

•	incur liens;

•	enter into certain types of transactions with the Company’s affiliates; and

•	consolidate or merge with or into other companies.

These and other covenants that are contained in the Indenture are each subject to important exceptions and qualifications.

Covenant Suspension

During any period of time that (i) the ratings assigned to the Notes by both of Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global Inc., are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the Indenture, the Company and its restricted subsidiaries will not be subject to most of the covenants discussed above pursuant to the Indenture. In the event that the Company and its restricted subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the level set forth above or a default or event of default occurs and is continuing under the Indenture, then the Company and its restricted subsidiaries will thereafter again be subject to such covenants, but any actions taken during such suspension will not result in an event of default.

Default

The Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Copies of the Indenture and the form of Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

The Initial Purchasers and their affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On March 8, 2021 and March 9, 2021, the Company issued press releases announcing the commencement and pricing of the offering of the Notes, respectively. Copies of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Indenture, dated March 12, 2021, by and among Crocs, Inc., the Guarantors party thereto from time to time and U.S. Bank National Association, as Trustee.
4.2	Form of Global 4.250% Senior Notes due 2029 (included in Exhibit 4.1).
99.1	Crocs, Inc. press release dated March 8, 2021.
99.2	Crocs, Inc. press release dated March 9, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: March 12, 2021	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer